CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Americana Distribution, Inc. (the "Company") on Form 10-KSB for the year ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Donna Silverman, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. Such Annual Report on Form 10-KSB for the year ending December 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Annual Report on Form 10-KSB for the year ending December 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of Americana Distribution, Inc.

Dated: March 31, 2006


AMERICANA DISTRIBUTION, INC.


By:  /s/ Donna Silverman
Donna Silverman
Chief Executive Officer and
Chief Financial Office